EXHIBIT 23.1

                 INDEPENDENT AUDITORS' CONSENT




 We consent to the incorporation by reference in this Registration Statement of North Valley Bancorp on Form S-8 of our report dated January 27, 1998, appearing in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 1997.



 /s/ Deloitte & Touche LLP


 Sacramento, California
 August 17, 1998